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                                                                   EXHIBIT 10.11



                                 NOTE AGREEMENT

                                EarthCare Company
                          14901 Quorum Drive, Suite 200
                               Dallas, Texas 75240

                             12% Subordinated Notes
                               Due March 30, 2008


                                                               February 11, 2000


To each of the Purchasers of the above Notes listed in the Schedule of Purchasers attached hereto as Schedule 1:

Gentlemen:

         EarthCare Company, a Delaware corporation (the "Company"), hereby agrees with you (each herein called a "Purchaser" and together, the "Purchasers") as follows:


         1. AUTHORIZATION OF NOTES AND COMMON STOCK: The Company will authorize the issue and sale of (i) up to $20,000,000 in aggregate principal amount of its 12% Subordinated Notes due February 28, 2008 (the "Notes"), and
(ii) warrants (the "Warrants") evidencing the right to purchase in the aggregate 400,000 shares of Common Stock, $.0001 par value ("Common Stock"), of the Company, at the Warrant Purchase Price per share, such number of shares and the Warrant Purchase Price being subject to adjustment as provided in the Warrants. Each Note issued hereunder will be dated the date purchased by you hereunder, will mature on March 30, 2008, will bear interest on its unpaid principal balance from the date of issuance at the rate of 12% per annum, payable semi-annually on September 30 and March 30 each year (an "Interest Payment Date"), commencing on September 30, 2000 and continuing to March 30, 2008, and thereafter shall bear interest on its unpaid principal balance at the rate of 18% per annum, payable semi-annually on September 30 and March 30 each year, and upon prepayment of a Note; provided, however, the Company, at its option may defer the interest payment that is otherwise due and payable on September 30, 2000, to March 30, 2001, at which date it shall be due and payable together with interest on the deferred amount at the rate of 12% per annum compounded semi-annually. The Notes will have the other terms and provisions provided herein and in the form of Note attached hereto as Exhibit A, with such changes therefrom, if any, as may be approved by you and the Company. Each Warrant shall be in the form attached hereto as Exhibit B, with such changes therefrom, if any, as may be approved by you and the company. The term "Note" or "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Certain capitalized terms used in this Agreement are defined in Section 14.

         2. PURCHASE AND SALE OF NOTES. The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closings provided for in Section 3, the principal amount of Notes specified opposite your name in the Schedule of Purchasers at the purchase price of 100% of the principal amount or value thereof.


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         3.       CLOSING. The sale of the Notes to be purchased by you will take place at the offices of the Company, 14901 Quorum Drive, Suite 200, Dallas, Texas 75240 at 10:00 a.m., Dallas Time, at a closing to occur not later than February __, 2000, or such other Business Day thereafter as may be agreed upon by the Purchasers and the Company. Each such closing is referred to herein as a "Closing," the Date of each such Closing is referred to herein as a "Closing Date."

         At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of one Note (or such greater number of Notes as you may request in denominations of not less than $1,000.00 per note and integral multiples thereof and a minimum principal amount of $25,000 unless otherwise agreed to by the Company), each dated the date of the Closing and registered in your name (or in the name of your nominee as indicated on the Schedule of Purchasers or otherwise made known in writing by you to the Company prior to the Closing), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor.

         4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to you that:

         4.1. ORGANIZATION, QUALIFICATION, STANDING, CAPITAL STOCK, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power to own its properties and to carry on its businesses as the same are now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. The authorized capital stock of the Company consists of 70,000,000 shares of Common Stock, $0.0001 par value per share, of which 11,122,784 shares are issued and outstanding and 30,000,000 shares of Preferred Stock, $.0001 par value per share, of which zero shares of Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Company has reserved (i) 1,304,348 shares of Common Stock for issuance pursuant to the conversion of the 10% Convertible Subordinated Notes due October __, 2006, (ii) [3,030,565] shares of Common Stock for issuance pursuant to options and warrants outstanding on the date hereof, (iii) 120,000 shares of Common Stock for issuance pursuant to acquisition agreements, and (iv) 5,000,000 shares of Common Stock for issuance in acquisitions pursuant to the Company registration statement on Form S-1. Except as stated in this Section 4.1, the Company has not reserved any additional shares for issuance (except as expressly required by this Agreement) and has not issued any shares of its Common Stock. Except for those described in the second preceding sentence, there are not outstanding, nor is the Company subject to any agreement, arrangement, or understanding under which there may become outstanding, any option, warrant, or other right to purchase or subscribe to, or security convertible into or exchangeable for, any shares of capital stock of any class of the Company. The Company's Subsidiaries are identified in Item 1 of the Form 10-K and such Item correctly states the jurisdiction of organization and the extent of the Company's ownership of outstanding voting securities of each such Subsidiary. All such voting securities are owned by the Company free and clear of any liens, claims or encumbrances of any nature.

         4.2. FINANCIAL STATEMENTS, SUBSEQUENT CHANGES, ETC. The Form 10-K, one or more copies of which have been furnished to you, contains consolidated balance sheets of the Company and its consolidated Subsidiary, and the consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for each of the three years ended December 31, 1998, including notes thereto, and the opinion of PriceWaterhouseCoopers LLP, independent certified public accountants with respect to such financial statements. The Form 10-Q, one or more copies of which have been furnished to


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you, contains the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries at, and the unaudited consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for the period ended, September 30, 1999. All of the foregoing financial statements are complete and correct in all material respects and fairly present in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries at the respective dates of said balance sheets and the consolidated results of operations of the Company and its consolidated Subsidiaries for the respective periods covered thereby. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There were no material liabilities, direct or indirect, fixed or contingent, of the Company and its consolidated Subsidiaries as of the respective dates of such balance sheets that are not reflected therein or in the notes thereto. There has been no material change in the consolidated condition, financial or otherwise, or operations of the Company and its consolidated Subsidiaries since September 30, 1999, nor has the Company or any Subsidiaries, except for the execution, delivery, and performance of this Agreement, incurred any Indebtedness for borrowed money, incurred any material liability, contingent or otherwise, except in the ordinary course of business (including acquisitions of business and assets), or entered into any material commitment or other transaction not in the ordinary course of business since such date.

         4.3. OTHER INFORMATION AS TO THE COMPANY. Each of the documents filed by the Company with the SEC complied (the "SEC Filings") when filed in all material respects with all of the requirements of the Securities Act and the Exchange Act, as applicable, and did not contain any untrue statement of a material fact or omit to state any material fact required to be contained therein or necessary or necessary in order to make the statements therein not misleading.

         4.4. LITIGATION. Except as disclosed in the SEC Filings or Schedule 4.4, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or any arbitrator now pending or, to the Company's knowledge, threatened, against, or affecting the Company, its Subsidiaries or any of their respective properties or rights, which, if adversely determined, would be reasonable likely to, either in any case or in the aggregate result in a Material Adverse Change, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the Company's consolidated balance sheet.

         4.5. FRANCHISES, LICENSES, TRADEMARKS, ETC. Except as disclosed in the SEC Filings or Schedule 4.5, the Company and the Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable it to conduct its business as now conducted and as proposed to be conducted, and to the best of the Company's knowledge, neither the Company nor any Subsidiary is in default under any such franchises, permits, licenses or other authority. Except as disclosed in the SEC Filings or Schedule 4.5, the Company and each Subsidiaries own (or have made appropriate application for) or are duly licensed to use trademarks, trademark rights, trade names, trade name rights, and copyrights required to conduct its business as the same is now being operated, to the Company's knowledge, and none of the foregoing conflict with or infringe trademarks, copyrights, or trade names of others.

         4.6. DUE AUTHORIZATION AND COMPLIANCE WITH OTHER INSTRUMENTS. This Agreement and the Notes have been duly and validly authorized by all requisite corporate proceeding and this Agreement constitutes, and the Notes when executed and delivered will be, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the


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enforcement of creditors' rights and except to the extent that availability of equitable remedies are subject to the discretion of courts before which any proceeding therefor may be brought and the Notes will be entitled to the benefits of this Agreement and are not subject to any preemptive or similar rights on the part of any holder or holders of shares of capital stock of the Company. The shares of Common Stock to be issued to you in payment of any interest payment have been authorized for issuance, are not subject to any preemptive or similar rights on the part of any holder or holders of shares of capital stock of the Company and, if issued in payment of interest, will be validly issued, fully paid and nonassessable.

         4.7. BURDENSOME AND CONFLICTING AGREEMENTS AND VIOLATIONS OF CHARTER PROVISIONS. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects its business, properties, operations, prospects or condition, financial or otherwise. The Company is not in violation of its charter or by-laws or of any agreement or instrument by which it is bound, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority applicable to it, in a manner that could result in the imposition of substantial penalties or result in a Material Adverse Change. Neither the authorization, execution and delivery of this Agreement or the Notes, the issuance and delivery of shares of Common Stock in payment of interest, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter or by-laws, or of any material statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of any instrument, which is applicable to the Company or its Subsidiaries or by which the Company or any Subsidiary is bound, or result in the imposition of any lien upon any of the properties or assets of the Company or its Subsidiaries.

         4.8. CONSENTS AND APPROVALS. The Company has obtained or made provisions to obtain all material (a) governmental consents, approvals and authorizations, and registrations and filings with governmental authorities, and
(b) consents, approvals, waivers and notifications of stockholders, creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the Notes, and the consummation of the transactions herein and therein contemplated.

         4.9. TAX RETURNS AND PAYMENTS. The Company and its Subsidiaries have filed all required information and tax returns and reports and have paid, or adequately provided for the payment of, all taxes, assessments and other governmental charges that are material in amount respectively imposed upon them or upon any of their respective assets, income or franchises, other than any such charges which are currently payable without penalty or interest. The charges, accruals and reserves on the books of the Company and the Subsidiaries with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and neither the Company nor any Subsidiary knows of any actual or proposed tax assessment that is material in amount for any fiscal period or of any basis therefor against which adequate reserves have not been set up. The Company has not been advised that any federal income tax or information return of the Company or any Subsidiary has been, or will be, examined or audited by the Internal Revenue Service.

         4.10. OFFERING OF THE SECURITIES. Neither the Company nor anyone authorized to act on its behalf has or will directly or indirectly sell or offer the Securities or any part thereof or any similar securities to, or solicit any offer to buy any thereof from, any Person so as to bring the issue and sale of any thereof within the provisions of Section 5 of the Securities Act.


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         4.11.    OTHER ADVERSE FACTS, ETC. To the best of the Company's
knowledge, there are no existing facts or circumstances which materially and adversely affect, or (insofar as the Company can now reasonably foresee) in the future may materially and adversely affect, the business, prospects, results of operations or condition, financial or otherwise, of the Company and the Subsidiaries, on a consolidated basis, which are not disclosed in the Form 10-K, the Form 10-Q, other documents filed with the SEC pursuant to the Exchange Act, or in this Agreement or any exhibit hereto, or which are required to be disclosed by the Company in an Exchange Act filing.

         4.12. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is either (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

         5.       PREPAYMENT OF THE NOTES.

         5.1. OPTIONAL PREPAYMENT. The Company may, at its option at any time, upon notice as provided in Section 5.3, prepay, without premium or penalty, all or any portion (but not less than $500,000 and only in multiples of $100,000 for portions in excess of $500,000) of the outstanding principal of the Notes, such prepayment of principal to be accompanied by payment of all interest accrued and unpaid on the principal being repaid.

         5.2. MANDATORY PREPAYMENT. The Company shall, upon notice as provided in Section 5.3, prepay the outstanding principal of the Notes, plus accrued and unpaid interest to and including the Prepayment Date upon the occurrence of the following events:

         (a) The Company completes an offering of equity securities pursuant to which the Company realizes net proceeds at least equal to the outstanding principal of the Notes and all accrued and unpaid interest on the Notes;

         (b) The Company is in compliance with all affirmative covenants under the Senior Obligations; and

         (c) The prepayment of the Notes would not cause a Senior Obligations Default and the Company obtains the prior written consent of the Designated Holders of the Senior Obligations.

         5.3. NOTICE OF PREPAYMENT. The Company will give each holder of any Notes written notice of any prepayment of Notes under Section 5.1 or 5.2 not less than 15 days and not more than 60 days prior to the Prepayment Date, such notice to specify the Prepayment Date, the aggregate amount of Notes to be redeemed, the principal amount of each Note held by such holder to be redeemed as of the date of such notice. Such notice shall be accompanied by a certificate of the chief financial officer of the Company certifying that the conditions of
Section 5.1 or 5.2 have been fulfilled and specifying the particulars of such fulfillment.

         5.4. MATURITY; SURRENDER. With respect to a prepayment of the Notes pursuant to Section 5.1 or 5.2, the principal amount of each Note shall mature and become due and payable on the Prepayment Date, together with interest on such principal amount accrued and unpaid to the Prepayment Date. From and after the Prepayment Date, unless the Company


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shall fail to pay such principal amount when so due and payable, together with interest on such principal, as aforesaid, interest on such principal amount shall cease to accrue. Any Note prepaid shall, after such prepayment, be surrendered to the Company and canceled.

         5.5. FAILURE TO PREPAY. If the Notes are not prepaid in full on or before September 30, 2000, the Company shall distribute pro rata to the holders of the Notes Warrants evidencing the right to purchase in the aggregate 400,000 shares of Common Stock of the Company, at per share Warrant Purchase Price, such number of shares and the purchase price being subject to adjustment as provided in the Warrants.

         6.       CONDITIONS PRECEDENT.

         6.1. CLOSING. Your obligation to purchase from the Company the principal amount of Notes specified opposite your name in the Schedule of Purchasers at any Closing shall be subject to the following conditions precedent:

         (A)      OPINIONS OF COMPANY COUNSEL. You shall have received from John
T. Unger, counsel for the Company, an opinion, dated the Closing Date and updated each subsequent Closing Date, satisfactory in form and substance to you to the effect that:

                  (i) the Company is a corporation validly existing and in good standing under the laws of its state of incorporation, has the corporate power to own its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification;

                  (ii) the Company has full corporate power and authority to execute and deliver this Agreement, to make and deliver the Notes and to perform and observe the terms and provisions of this Agreement and of the Notes;

                  (iii) this Agreement has been duly authorized, executed, and delivered by the Company and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought and that rights to indemnification may be limited by applicable law;

                  (iv) the Notes sold to you on the Closing Date have been duly authorized, executed, and delivered by the Company, constitute the valid and legally binding obligations of the Company and are entitled to the benefits of this Agreement, subject to applicable bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect and except to the extent that availability of equitable remedies are subject to the discretion of the court before which any proceeding therefor may be brought;

                  (v) neither the execution and delivery of this Agreement and the Securities nor performance and observance of the terms and provisions hereof and thereof violate or conflict with the Articles of Incorporation or By-Laws of the Company, conflict with or result in any material breach or contravention of any provision of any currently applicable statute or regulation and existing interpretations thereof or governmental regulation, or of any order, writ, injunction, decree, or award of any court, arbitrator, or governmental authority known to such counsel so as to


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         result in a Material Adverse Change, or conflict with or result in any material breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any instrument evidencing any Senior Obligations;

                  (vi) it is not necessary in connection with the issuance and delivery of the Securities to you on the Closing Date under the circumstances contemplated by, and in accordance with the terms of, this Agreement to register the Securities under the Securities Act or to register or qualify the Securities under any applicable state securities of the States of [identify States where Securities are offered and sold] or to qualify an indenture in respect of the Notes under the Trust Indenture Act; and

                  (vii) all approvals and authorizations by any state or federal agency or body required for the issuance and sale of the Securities to you and for the execution and delivery of this Agreement have been obtained or that no such approvals of authorizations are required.

         (B) REPRESENTATIONS AND DEFAULTS. The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effects as if they had been made on and as of the Closing Date (except as to any changes resulting from transactions expressly reflected herein or contemplated hereby) and no Event of Default (as defined in Section 11), nor any condition or event which, after notice or lapse of time, or both, would constitute such an Event of Default, shall exist; and the Company shall deliver to you on the Closing Date a certificate of the President and the Treasurer of the Company to the foregoing effects.

         (C) DOCUMENTS. All proceedings to be taken in connection with the transactions contemplated by this Agreement to be consummated at or prior to the Closing Date, and all documents incident thereto, shall be reasonably satisfactory in form and substance to you and you shall have received original counterparts or certified or other copies of all documents which you may have reasonably requested in connection with said transactions and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to you and your counsel.

         (D) NO MATERIAL ADVERSE CHANGE. As of the Closing Date, no Material Adverse Change has occurred in the business or financial condition of the Company.

         (F) BANK CONSENT. The Company shall have received the consent, of its lenders under the Senior Credit Agreement (as defined in Section 9.7) to the issuance and sale of up to $20,000,000 in aggregate principal amount of the Notes, and the execution and performance of this Agreement and the transactions contemplated hereby.

         7. COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as any of the Notes are outstanding, it will comply with the following provisions, subject to the provisions of Section 15:

         AFFIRMATIVE COVENANTS

         7.1. USE OF PROCEEDS. The Company will apply all proceeds (net of costs directly related to the preparation and negotiation of this Agreement and the offering and sale of the Notes) derived from the sale of the Notes to acquisitions and for general corporate purposes.


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         7.2.     PAYMENT OF PRINCIPAL AND INTEREST. The Company will make all payments of principal of and interest on the Notes at the time the same shall become due thereunder or hereunder.

         7.3. TAXES. The Company will, and will cause each Subsidiary to, promptly pay and discharge all lawful taxes, assessments, and governmental charges or levies (other than taxes, assessments, and other governmental charges imposed by foreign jurisdictions or otherwise which in the aggregate are not material to the business or assets of the Company on an individual or consolidated basis) imposed on it or upon its income or profits, or upon any of its properties, real or personal, before the same shall become in default, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon its properties or any part thereof; provided, however, that neither the Company nor any Subsidiary shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim prior to institution of foreclosure proceedings if the validity thereof shall be contested in good faith by appropriate proceedings and if the Company shall have established reserves deemed by the Company adequate with respect to such tax, assessment, charge, levy, or claim or as may be required by generally accepted accounting principles consistently applied.

         7.4. INSURANCE. The Company will, and will cause its Subsidiaries to, maintain liability, property damage, and insurance on its insurable property against fire and other hazards with financially sound and responsible insurance carriers in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company.

         7.5. MAINTENANCE OF EXISTENCE AND PROPERTIES. The Company will keep its corporate existence in full force and effect. The Company will, and will cause its Subsidiaries to, keep its properties in good repair, working order, and condition (ordinary wear and tear excepted), and from time to time will make all needful and proper repairs, renewals, replacements, extensions, additions, betterments, and improvements thereto, so that the business carried on may be properly conducted at all times in accordance with prudent business management. The Company will, and will cause each Subsidiary to, comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including without limitation all environmental permits ("Applicable Laws"), except where noncompliance with such Applicable Laws would not cause a Material Adverse Change.

         7.6. FINANCIAL STATEMENTS AND COMPLIANCE CERTIFICATES. The Company will, and will cause each Subsidiary to, keep books of record and account in which full, true and correct entries in all material respects in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities. The Company shall furnish to each holder of any of the Notes:

         (A) as soon as available and in any event within 47 days after the close of each fiscal quarter, commencing with the fiscal quarter ending September 30, 1999, an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and consolidated statements of income, stockholders' equity, and cash flows of the Company and its consolidated Subsidiaries for such quarter and for the expired portion of the then current fiscal year, setting forth comparable figures for the same quarter and expired portion of the previous fiscal year, and prepared and certified by the chief financial officer of the Company, subject to year-end audit adjustment;

         (B) as soon as available and in any event within 92 days after the close of each fiscal


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year of the Company, a balance sheet of the Company as of the end of such fiscal year and statements of income, stockholders' equity, and cash flows of the Company for such fiscal year, setting forth comparable figures for the previous fiscal year, all reported upon, and certified, by PriceWaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

         (C) with each financial statement required to be delivered pursuant to the provisions of paragraph (a) or (b) above, a certificate of the President and the chief financial officer of the Company stating that to their knowledge there does not exist any Event of Default or any condition or event which after notice or lapse of time, or both, would constitute an Event of Default, or specifying the nature and period of existence of each such Event of Default, condition or event and the action the Company is taking or proposes to take with respect thereto;

         (D) copies of all financial statements and reports sent by the Company to its shareholders and of all regular and periodic reports, if any, filed by it with the SEC pursuant to any statute administered by the SEC; and

         (E) such other information relating to the business and financial condition of the Company as may from time to time be reasonably requested by you.

Except as and to the extent required by law or by any regulatory authority having jurisdiction over you, and except for disclosures to prospective transferees of any of your Notes, you will not willfully disclose to others information obtained from any such inspection or discussion which the Company advises you is confidential in nature.

         7.7. NOTICE OF DEFAULT. The Company will within ten Business Days notify you upon becoming aware of the occurrence of any Event of Default hereunder (or the occurrence of any event or existence of any condition which with notice or lapse of time, or both, would be reasonably likely to become an Event of Default) or any event of default under any instrument evidencing Senior Obligations.

         7.8. REPURCHASE OF THE NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE IN CONTROL.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (subject only to conditions required by applicable law, if any) to each Holder (the "Change of Control Offer"), to repurchase for cash all or any part of such holder's Notes on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the occurrence of such Change of Control, at the Change of Control Purchase Price specified below, plus accrued and unpaid interest to the Change of Control Purchase Date, and each Holder shall have the right, at such Holder's option, to tender such Holder's Notes to the Company on the terms set forth in the Change of Control Offer. The Change of Control Offer shall be made within 10 Business Days following a Change of Control, and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly, but, in any event, no later than 60 Business Days from the Change of Control, shall purchase all Notes properly tendered in response to the Change of Control Offer and each Holder who has given a notice pursuant to this Section 7.8 that such Holder desires to accept the Change of Control Offer for all or part of such Holder's Notes shall be obligated to tender and sell such Notes to the Company pursuant to such Offer.

         (b)      As used herein, a "Change of Control" means:

                  (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers or trustees, as applicable, of the transferee(s) or surviving entity or entities,

                  (ii) any "person" or "group," becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding normally entitled to vote in elections of directors, or

                  (iii) during any period of 12 consecutive months after the Closing Date, individuals, together with successors selected by such individuals, who at the beginning of any such 12-month period constituted the Board of Directors of the Company cease for any reason (other than a planned retirement) to constitute a majority of the Board of Directors of the Company then in office, as applicable;
provided, however, that any transaction that would otherwise fall within clause
(i), (ii), or (iii) with respect to which discussions between the Company and the other Person to such transaction were initiated prior to the date hereof.

         The "Change of Control Purchase Price" means 100% of the principal amount of the Notes, if a Change of Control occurs on or prior to the second anniversary of the Closing Date;

         (c) On or before the Change of Control Purchase Date, the Company will (i) accept for payment the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) promptly pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any), and (iii) authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered.

         NEGATIVE COVENANTS

         7.9. LIMITATION ON CONSOLIDATION, MERGER AND SALE. The Company shall not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

         (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 7.9 from its liability under this Agreement, the Other Agreements to which the Company is a party or the Notes.

         7.10 NO DIVIDENDS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly declare or pay any dividend or make any distribution on account of the capital stock (including all shares, interests, participations, rights or other equivalents of corporate stock) of the Company or any of its Subsidiaries (other than dividends or distributions payable to the Company or any of its Subsidiaries and other than dividends or distributions in connection with a shareholder rights plan).

         7.11 OTHER SUBORDINATED INDEBTEDNESS. The Company shall not incur any Indebtedness other than the Senior Obligations that is or purports to be senior in right of payment to the Notes without the written consent of Holders holding a majority in principal amount of the Notes.

         8.       PAYMENT, REGISTRATION AND TRANSFER OF NOTES.

         8.1. PLACE OF PAYMENT. The Company will promptly and punctually pay the interest on the Notes held by you without any presentment thereof; and the Company will pay all amounts payable to you in respect of principal of and interest on the Notes to you or your nominees at the address specified in
Schedule 1, or at such other place as you may from time to time designate in writing.

         8.2. REGISTRATION AND TRANSFER. The Company agrees to maintain an office (or to appoint an agent having an office) in Dallas, Texas, or such other city as the Company may designate by notice in writing to you, at which Notes may be surrendered for transfer and reissuance, for exchange, replacement, or cancellation. The Company shall keep or cause to be kept, at the office or agency so maintained, a register or registers in which the Company or its agent shall register the names and addresses of the Holders and shall transfer registered Notes in accordance with this Agreement. Upon surrender for transfer of any registered Note duly assigned by the registered holder (or its duly authorized attorney) to the transferee(s) thereof and subject to satisfaction of the requirements set forth in Section 12.4 if such Note is then a Restricted Note, the Company shall execute and deliver a new registered Note (or Notes in appropriately subdivided denominations of principal), dated the most recent date to which interest shall have been paid on the surrendered Note, in an equal principal amount with notation of payments of principal made thereon, or in a principal amount equal to the original principal amount as reduced by payments of principal theretofore made on the Note surrendered, in the name of, and payable to the order of, the transferee(s) thereof. No service charge shall be assessed for any transfer, registration, reissuance, exchange, or notation of payment hereunder.

         8.3. INTEREST. Interest on the Notes shall be computed on the basis of a 365-day year at a rate of 12% per annum from the Closing Date, payable in equal semiannual installments on each Interest Payment Date of each year (or such prorated amount as may be applicable with respect to the first payment) until the principal on the Notes becomes due and payable. To the extent permitted by law, interest on any overdue payment of principal or interest shall be payable quarterly at a rate equal to 18% per annum.

         Interest on the Notes shall be payable on each Interest Payment Date in cash or, at the option of the Company, by the issuance to the Holder of shares of Common Stock with a

Current Market Price on the Interest Payment Date equal to the interest payable on such Interest Payment Date;

         8.4 COMMON STOCK ISSUED IN PAYMENT OF INTEREST. Any shares of Common Stock issued pursuant to Section 8.3 shall be validly issued, fully paid and nonassessable shares of the Common Stock of the Company and shall be subject to the restrictions on transfer set forth in Section 12 hereof.

         9. SUBORDINATION OF NOTES. The Company covenants and agrees, and each holder of a Note, by acceptance thereof, likewise covenants and agrees (i) that, to the extent and in the manner set forth in this Section 9, the Company's Senior Obligations (as defined in Section 9.1), if any, will be senior in right of payment to the Notes, and (ii) that the subordination provisions set forth in this Section 9 are, and are intended to be, an inducement and a consideration to each holder of any Senior Obligations, whether such Senior Obligation was created or acquired before or after the date of this Agreement, to acquire and continue to hold, or to continue to hold, such Senior Obligation, and each holder of Senior Obligations shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or continuing to hold, such Senior Obligations.

         9.1. SUBORDINATION TO SENIOR OBLIGATIONS. As used herein, "senior in right of payment to the Notes" means that:

                  (a) no part of the Debt shall have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Obligations; and

                  (b) unless and until the Senior Obligations have been paid in full, without the express prior written consent of all holders of such Senior Obligations, no Holder will take, demand (including by means of any legal action) or receive from the Company, and the Company will not make, give or permit, directly or indirectly, by set-off, prepayment, purchase or in any other manner, any cash payment of or security for the whole or any part of the Debt; provided, however, that (x) so long as no default exists in the payment of any principal of or premium, if any, or interest on any Senior Obligations, the Company may make, and the Holders may receive, scheduled payments on account of the Debt in accordance with the terms hereof, except if a default in the performance or observance of any term or condition relating to any Senior Obligations (other than a default in the payment of any principal of or premium, if any, or interest on the Senior Obligations) has occurred and is continuing that permits the holders of the Senior Obligations to declare such Senior Obligations to be due and payable, any Designated Holder of Senior Obligations (as defined in Section 9.6) may give notice (a "Senior Blockage Notice") to the Company (provided, however, no more than one Senior Blockage Notice may be given during any 360 consecutive day period) that until all Senior Obligations are paid in full, no scheduled payments (whether in cash or securities, but excluding additional Notes) may be made by the Company on account of the Debt during the period ("Senior Blockage Period") commencing on the date of such Senior Blockage Notice and ending on the earliest of: (A) 180 days after the date of such Senior Blockage Notice; (B) the date such default is cured or waived; and (C) the date that the holders of the Senior Obligations shall have given notice to the Company of termination of the Senior Blockage Period, and except when a default in the payment of any principal of, premium if any, or interest on the Senior Obligations has occurred and is continuing or would result therefrom, and (y) upon the acceleration of the maturity of any Senior Obligations, the Holders may accelerate the scheduled maturities of the Notes if and to the extent permitted hereby at such time but such acceleration shall not give (i) any Holder any right to take, demand (including by means of any legal action) or receive from the Company, or (ii) the Company the right to make, give or permit, directly or indirectly, by set-off, prepayment, purchase or in any other manner, any cash payment of or security for the whole or any part of the Notes unless and until the Senior Obligations have been paid in full.

         9.2. PAYMENTS DUE HOLDERS OF SENIOR OBLIGATIONS. Any payment or distribution by the Company to which any Holder would be entitled except for the provisions hereof (whether in cash or securities, but excluding additional Notes) shall be paid or delivered by the Holder, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, to the holders of the Senior Obligations or their representative, ratably in accordance with the amounts thereof, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution shall be made to any Holder.

         9.3. MEANING OF PAYMENT IN FULL. The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Senior Obligations shall mean the payment in full in cash of all of the Senior Obligations; and the expression "any cash payment of or security for the whole or any part of the Debt" and any other similar terms or phrases when used herein shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Obligations to substantially the same extent as the Notes are so subordinated as provided in this Section 9.7. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in
Section 7.9 shall not be deemed a "proceeding" for the purposes of this Section
9.7 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 7.9.

         9.4. MEANING OF SENIOR OBLIGATIONS. As used herein, "Senior Obligations" shall mean collectively all obligations of the Company (i) under or in connection with the Senior Credit Agreement (as defined below) and the other "Loan Documents" referred to in the Senior Credit Agreement; (ii) to any Bank (as defined below) or any affiliate of a Bank under or in connection with (x) any interest rate, currency or commodity swap agreement, cap agreement or collar agreement or any other agreement or arrangement designed to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices, or (y) any purchase card or credit card issued by such Bank or such affiliate, (iii) to any Bank or any affiliate of any Bank under or in connection with any other credit arrangement (including without limitation any lease by such Bank or such affiliate, any guaranty issued by the Company in favor of such Bank or such affiliate and any deposit account services (including in respect of any overdraft) if such obligation is secured by the assets of the Company; and
(iv) under or in connection with any other secured Indebtedness of the Company having an initial principal amount in excess of $5,000,000 which by its express terms states that it is a "Senior Obligation"; in each case (a) whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, and (b) whether on account of principal, premium, interest (including, without limitation, interest accruing after the maturity date of any Senior Obligation and interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses or otherwise. For purposes of the foregoing, "Senior Credit Agreement" means the Credit Agreement dated as of February __, 2000 among the Company, various financial institutions and Bank of America, N.A., as Administrative Agent and BankBoston N.A., as Syndication Agent, as amended, restated or otherwise modified from time to time, together with any replacement or refinancing thereof; and "Bank" means any bank, insurance company, mutual fund or other financial institution which from time to time is a party to the Senior Credit Agreement.

         9.5. MEANING OF DEBT. As used herein, "Debt" shall mean collectively the unpaid principal of, premium, if any, and interest on (including, without limitation, interest accruing after the maturity date of any Note and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations in respect of the Notes, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, in each case whether on account of principal, premium, interest, reimbursement obligations, rights to rescission, fees, indemnities, costs, expenses or otherwise.

         9.6. MEANING OF DESIGNATED HOLDER OF SENIOR OBLIGATIONS. As used herein, "Designated Holder of Senior Obligations" means (i) the Administrative Agent under the Senior Credit Agreement or (ii) any holder of Senior Obligations (or representative of holders of Senior Obligations) in an initial aggregate principal amount of $20,000,000 or more (excluding Senior Obligations under the Senior Credit Agreement).

         9.7. BANKRUPTCY PROCEEDINGS. Any Designated Holder of Senior Obligations is hereby authorized to (i) file an appropriate claim for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper claim or proof of claim in the form required in any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Company at least 30 days before the expiration of the time to file such claim or proof of claim and (ii) file an appropriate ballot for and on behalf of any Holder if such Holder does not file, and there is not otherwise filed on behalf of such Holder, a proper ballot in any such proceeding in the form required at least 10 days before the expiration of the time to file such ballot.

         9.8. ACTIONS FOLLOWING DEFAULT. If any Event of Default shall occur and be continuing, the Holders shall not, without the prior written consent of the agent under the Senior Credit Agreement (the "Agent"), accelerate the maturity of any Debt, or institute proceedings to enforce or collect any Debt, or commence or join with any other creditor of the Company in commencing any bankruptcy, insolvency, reorganization or similar proceeding against the Company, or otherwise exercise any right or remedy in respect of the Debt, except after the first to occur of a Standstill Termination Event or the 30th day following the giving of notice of such Event of Default to the Agent by a Holder. For purposes of the foregoing, a "Standstill Termination Event" will be deemed to occur upon (1) commencement of a bankruptcy, insolvency, reorganization or similar proceeding by or against the Company (provided that if such proceeding is instituted against the Company, a Standstill Termination Event shall only be deemed to occur in respect thereof if such proceeding has not been dismissed within 60 days of commencement thereof or if the Company acquiesces thereto) or (2) the acceleration of the maturity of any Senior Obligations.

         9.9. NO MODIFICATIONS WITHOUT CONSENT OF DESIGNATED HOLDERS. The Holders agree with and for the benefit of each holder of Senior Obligations that no provision of this Section 9 may be amended or otherwise modified, and no other provision of this Agreement may be amended or otherwise modified in any manner which is adverse to the holders of the Senior Obligations, without (in each case) the prior written consent of all Designated Holders of Senior Obligations.

         9.10. OBLIGATIONS UNIMPAIRED. Nothing contained in this Section 9 is intended to or shall impair as between the Company, its creditors other than the holders of Senior Obligations and the Holders, the obligation of the Company, which shall be absolute and unconditional, to pay to the Holders the principal of and interest on the Notes, as and when the same will become due and payable in accordance with the terms thereof, or to affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Obligations, nor shall anything herein or therein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default, subject to the rights, if any, under this Section 9 of the holders of Senior Obligations in respect of any required notice of the exercise of any such remedy or cash, property, or securities of the Company received upon the exercise of any such remedy.

         10. SUBSTITUTION OF NOTES. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of any Note, and of indemnity satisfactory to it (which, in the case of any original purchaser of the Notes, shall be a contractual obligation of such purchaser) and upon surrender, at the office or agency maintained in accordance with Section 8, and cancellation of any Note, if mutilated, the Company will execute and deliver a new Note of like tenor, in lieu of such Note, dated the most recent date to which interest on such Note shall have been paid.

         11. EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur and be continuing:

         (A) default shall be made in the payment of principal of any of the Notes when and as the same shall become due and payable, either at maturity or by acceleration or otherwise;

         (B) default shall be made in the payment of interest on the Notes when the same becomes due and payable and the default continues for a period of 30 days;

                  (c) default shall be made in the due performance or observance of any other material covenant, agreement, or provision herein to be performed or observed by the Company or a material breach shall exist in any representation or warranty herein contained, and such default or material breach shall have continued for a period of 30 days after written notice thereof to the Company from any holder or Holders of Notes aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding; provided, however, that if any such default or material breach shall be such that it cannot be cured or corrected within such 30-day period, such period shall be extended for such additional period of time (not exceeding 30 additional days) as shall be necessary to effect such cure or correction if curative or corrective action is instituted within said 30-day period and thereafter diligently pursued;

                  (d) the Company or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Company or such Subsidiary or any of their respective assets, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent or (iv) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, moratorium, dissolution, liquidation, or debtor relief law, or any chapter of any such law, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or chapter, or corporate action shall be taken by the Company or any Subsidiary for the purpose of effecting any of the foregoing; or an order, judgment, or decree shall be entered, without the application, approval, or consent of the Company or a Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or such Subsidiary, as applicable, of all or a substantial part of the assets of the Company or such Subsidiary; and provided that such order, judgment, or decree remains in effect for more than 30 days, whether or not consecutive;

                  (e) a Senior Obligations Default shall occur and continue for a period of 90 days;

                  (f) default shall occur with respect to any other Indebtedness for borrowed money of the Company or any Subsidiary (other than the Notes or Senior Obligations) or under any agreement under which such Indebtedness may be issued by the Company or such Subsidiary and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such Indebtedness for which such default shall have occurred exceeds $500,000; or

                  (g) final judgment for the payment of money in excess of $500,000 shall be rendered against the Company or any Subsidiary and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed;

then and in each and every such case the Holders of Notes aggregating not less than 51% of the aggregate principal amount of the Notes then outstanding may by notice in writing to the Company declare the unpaid principal of the Notes together with accrued interest thereon to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

         This Section 11, however, is subject to the condition that, if at any time after the principal of the Notes shall have become so due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall be entered and if all arrears of interest upon the Notes and all other sums payable under the Notes (except the principal on the Notes which solely by reason of such declaration shall have become payable) shall have been duly paid, then and in every such case the Holders of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding may, by written notice to the Company, either temporarily suspend or permanently rescind and annul such declaration and its consequences; but no such suspension or rescission and annulment shall extend to or affect any prior, concurrent, or subsequent default or Event of Default (other than the ones identified by the Holders declaring them due as the ones upon which such declaration was based) or impair any right consequent thereon.

         Notwithstanding anything to the contrary herein, if default shall be made in the payment of any principal of, or interest on, any Note when and as the same shall become due and payable, at maturity (but not merely by virtue of an acceleration pursuant to the foregoing provisions of this Section 11), the holder of such Note may by notice in writing to the Company declare the unpaid principal of such Note, with accrued interest, to be forthwith due and payable and thereupon such principal and interest shall be due and payable without presentment, protest, or further demand or notice of any kind, all of which are hereby expressly waived.

         If any holder of a Note shall demand payment thereof or take any other action (of which the Company has actual knowledge) in respect of an Event of Default, the Company will forthwith give written notice thereof, specifying such action and the nature of such event, to each holder of record of the Notes then outstanding. The Company will also give prompt written notice to each holder of record of the Notes at the time outstanding of any written notice of suspension, rescission, or annulment given to it as aforesaid.

         The Company covenants that, if default be made in any payment of principal of or interest on any Note, it will pay to the holder thereof such further amount as shall be reasonably sufficient to cover the cost and expense of collection, including, without limitation, court costs and reasonable compensation to the attorneys and counsel of the holder for all services rendered in that connection.

         No course of dealing between the Company and any holder of a Note or any delay on the part of the holder of a Note in exercising any rights thereunder or hereunder shall operate as a waiver of any rights of any such holder.

         12.      SECURITIES ACT.

         12.1. INVESTMENT INTENT, ETC. Each of you and each other Person who has been designated by you as a registered holder to whom Securities will be initially issued on a Closing Date, by acceptance of such Securities, represent and in making this sale it is specifically understood and agreed that you and each such other Person (a) are an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act and the rules and regulations promulgated thereunder and was not organized for the specific purpose of acquiring the Shares and (b) are acquiring the Securities to be purchased for your, or such Person's, own account, or for the account of one or more trusts which you, or such Person, manage, and not with a view to or for sale in connection with any distribution thereof, provided that the disposition of your, or such Person's, property shall at all times be and remain within your, or such Person's, control.

         12.2. RESTRICTIONS ON TRANSFERABILITY. The Notes and Restricted Stock shall not be transferable except upon the conditions specified in this
Section 12, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of any Note or Restricted Stock.

         12.3. RESTRICTIVE LEGENDS. Each Note shall (unless otherwise permitted by the provisions of Section 12.4) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "This Note has not been registered under the Securities Act of 1933, as amended, and is transferable only upon the conditions specified in the Purchase Agreement referred to herein."

Each certificate for Common Stock issued in payment of interest or upon exercise of a Warrant and each certificate for Common Stock issued to a subsequent transferee shall (unless otherwise permitted by the provisions of Section 12.4) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts."

         12.4. NOTICE OF PROPOSED TRANSFERS. (a) Except as otherwise provided in paragraph (b) of this Section 12.4, prior to any transfer or attempted transfer of any Restricted Note or Restricted Stock, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by an opinion of counsel for such holder satisfactory to the Company, to the effect that such transfer may be effected without registration of such Restricted Note or Restricted Stock, as the case may be, under the Securities Act. If such notice is accompanied by such an opinion, such holder shall be entitled to transfer such security in conformity with the terms of such notice, and, if the opinion of counsel so specifies, the securities issued upon any such transfer shall not bear the restrictive legend set forth in Section 12.3. Such holder shall indemnify the Company for any transfer effected pursuant to this Section 12.4(a).

         (b) The procedures set forth in paragraph (a) of this Section 12.4 shall not apply to any transfer by you (or a transferee pursuant to this paragraph (b)) of any Restricted Note or Restricted Stock to any of your Subsidiaries or Affiliates; provided, however, that at the time of such transfer the transferee shall execute and deliver to the Company an "Investment Letter" containing substantially the representations provided in Section 12.1 with respect to the Notes or Common Stock that are the subject of such transfer and its agreement to be bound by the provisions of this Section 12 and such transfer is otherwise exempt from registration under the Securities Act and applicable state securities laws. Notes or Common Stock issued upon such transfer shall bear the appropriate restrictive legend set forth in Section 12.3.

         13.      DEFINITIONS.

         "Affiliates" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Applicable Law" shall have the meaning given such term in Section 7.5.

         "Bank" shall have the meaning given such term in Section 9.4

         "Business Day" shall mean any day that the Nasdaq Stock Market is open for trading.

         "Change of Control" shall have the meaning given such term in Section 7.8.

         "Change of Control Offer" shall have the meaning given such term in
Section 7.8.

         "Change of Control Offer Period" shall have the meaning given such term in Section 7.8.

         "Change of Control Purchase Date" shall have the meaning given such term in Section 7.8.

         "Change of Control Purchase Price" shall have the meaning given such term in Section 7.8.

         "Closing" shall have the meaning given such term in Section 3.

         "Closing Date" shall have the meaning given such term in Section 3.

         "Common Stock" shall mean the Company's presently authorized Common Stock, $0.0001 par value per share.

         "Company" means EarthCare Company, a Delaware corporation.

         "Current Market Price" shall mean, as of any date, 20% of the sum of the average, for each of the 5 consecutive Trading Days prior to such date, of the Market Price on such Trading Day.

         "Notes" shall have the meaning given such term in Section 1.

         "Debt"  shall have the meaning given such term in Section 9.5.

         "Designated Holder of Senior Obligations" shall have the meaning given such term in Section 9.6.

         "Eligible Holder" shall have the meaning given such term in Section
12.6.

         "Environmental Law" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         "Event of Default" shall have the meaning given such term in Section
11.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Form 10-K" shall mean the Company's Annual Report Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1998.

         "Form 10-Q" shall mean the Company's Quarterly Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal quarter ended September 30, 1999.

         "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Holder" or "Holders" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 8.

         "Indebtedness" shall mean, with respect to any Person means, at any time, without duplication,

                  (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                  (c) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles leases with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability;

                  (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                  (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and

                  (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

         "Interest Payment Date" shall mean the date an installment of interest becomes due and payable on the Notes in accordance with Section 1.

         "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Market Price" for any day shall mean (i) if the Common Stock is listed or admitted for trading on any national securities exchange registered under
Section 6 of the Exchange Act the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal national securities exchange on which such class of stock is listed, or (ii) if not listed or traded as described in clause (i), the last reported sale price of Common Stock on the Nasdaq National Market tier of the Nasdaq Stock Market, if so quoted, (iii) if not quoted as described in clause (ii), the average of the bid and asked price on the Nasdaq Smallcap Market tier of the Nasdaq Stock Market or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iv) if not quoted as described in clause (iii), the mean between the high bid and low asked quotations for Common Stock as reported by the OTC Bulletin Board Service or National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the ten preceding days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. If the Market Price cannot be determined under any of the foregoing methods, Market Price shall mean the fair value per share of Common Stock on such date determined by the Board of Directors of the Company in good faith, irrespective of any accounting treatment; provided, however, if Holders of 51% or more in aggregate principal amount of the Notes disagree with the Board's determination of the fair value per share of the Common Stock, such fair value shall be determined by an investment banking firm, which as part of its business engages in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions, and private placements, jointly selected by the Company and the Holders. If the Company and the Holders shall not be able to agree on an investment banking firm to provide such valuation, then each of the Company and the Holders shall select an investment banking firm to provide a determination of such fair value and the average of such determinations shall be the fair value per share of the Common Stock. The Company shall pay the fees and expenses of any such investment banking firms retained to provide such valuations.

         "Material Adverse Change" shall mean any single circumstance or event (or series of circumstances or events) having a material adverse effect on the assets, properties, financial condition, business operations or prospects of the Company or on the Company and the Subsidiaries, on a consolidated basis.

         "Materials of Environmental Concern" shall mean chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products.

         "Nasdaq Stock Market" shall mean The Nasdaq Stock Market, Inc.

         "Person" shall mean and include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization, a government or any department or agency thereof, and any other entity.

         "Prepayment Date" shall mean the date fixed for prepayment of the Notes pursuant to Section 5.1.

         "Restricted Note" shall mean any Note bearing the restrictive legend set forth in Section 12.3 hereof.

         "Restricted Stock" shall mean shares of Common Stock issued in payment of interest on the Notes and evidenced by a certificate nearing the restrictive legend set forth in Section 12.3 hereof or shares issuable upon exercise of the Warrants.

         "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "SEC Filings" shall have the meaning given such term in Section 4.3.

         "Securities" shall mean the Notes and the Common Stock as the same may be respectively amended and supplemented from time to time.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "Senior Blockage Notice" shall have the meaning given such term in
Section 9.1.

         "Senior Credit Agreement" shall have the meaning given such term in
Section 9.4.

         "Senior Obligations" shall have the meaning given such term in Section 9.4.

         "Senior Obligations Default" shall mean a default in payment of the principal of or sinking fund installments, if any, due with respect to, fees in respect of or interest on, any Senior Obligations, or any default, or any event which, with notice or lapse of time or both, would constitute a default, in any other agreement, term or condition contained in any agreement under which any Senior Obligations is issued.

         "Subsidiaries" shall mean any Person of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock of such Person.

         "Trading Day" shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under any one or more of the clauses (i), (ii), or (iii) under the definition of "Market Price" below.

         "Warrant" shall have the meaning given such term in Section 1.

         "Warrant Purchase Price" shall mean the Current Market Price of the Common Stock on the Closing Date, such price being subject to adjustment as provided in the Warrant.

         14. WAIVERS; MODIFICATIONS OF AGREEMENT. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or condition herein set forth may be omitted, if the Company (a) shall obtain from the holders of record of Notes aggregating not less than 66-2/3% of the aggregate principal amount of the Notes at the time outstanding (and, in the case of any such change, addition, or omission adversely affecting the rights pursuant to Section 12 of any holder of record of Restricted Stock or Notes, additionally from the Holders of not less than 100% of the number of shares of Restricted Stock or Notes at the time outstanding) their consent thereto in writing and (b) shall deliver copies of such consent in writing to any such Holders of record who did not execute the same; provided, however, that without the consent in writing of the holder of each Note (or, in the case of any change, addition, or omission adversely affecting the rights pursuant to Section 12 of any holder of record of Restricted Stock or Notes, as aforesaid, of each share of Restricted Stock or Notes) affected thereby, no such consent shall be effective to reduce the principal of or rate of interest payable on, or to postpone any date fixed for the payment of principal of or any installment of interest on, any Note, to increase the percentage specified in Section 11 of the principal amount of the Notes the Holders of which may, in accordance with the provisions of such
Section 11, accelerate the maturity of the Notes upon an Event of Default or to reduce the percentage of the principal amount of the Notes (or Restricted Stock) the consent of the Holders of which shall be required under this Section 15.

         15. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations, and warranties made herein and in the Notes and in any certificate delivered pursuant hereto shall survive any investigation made by you and the execution and delivery to you of the Notes to be purchased by you and your payment therefor.

         16. BROKERS; ISSUANCE TAXES. The Company will hold you free and harmless from any (a) claim, demand, liability for, or expense in connection with, any brokers' or finders' fees or commissions claimed by any Person asserted to be acting on behalf of the Company in connection with this Agreement or the transactions contemplated herein and (b) taxes, if any, payable upon, or on account of, issuance of the Notes or the Common Stock.

         17. GOVERNING LAW. This Agreement and the Notes are being delivered in Texas and shall be governed by and construed according to the laws of the State of Texas without consideration of its conflict of law provisions.

         18. NOTICES. Any notice, consent, request, or other communication required or permitted hereunder shall be in writing and shall be deemed given when either (a) personally delivered to the intended recipient or (b) sent, by certified or registered mail, return-receipt requested, addressed to the intended recipient as follows:

if to the Company, to:
                           EarthCare Company
                           14901 Quorum Drive, Suite 200
                           Dallas, Texas 75240

; if to any of you, to the address given for such of you on Schedule 1 hereto; if to any other holder of a Note to the address of such holder given to the Company in accordance with Section 8; and if to any other holder of Restricted Stock, to the address of such holder as set forth in the stock transfer records of the Company. Any Person (other than the Company) may change the address to which notice is to be sent pursuant to the preceding sentence by giving notice of such new address to the Company in accordance with this Section 19. The Company may change the address to which notice is to be sent hereunder by giving notice of such change, in accordance with this Section 19, to each Person against whom such change shall be effective. Any notice mailed as aforesaid shall, unless otherwise provided herein, be deemed given on the fifth day after deposited in the Unites States mail in accordance with the first sentence of this Section 19.

         19. ORIGINAL ISSUE DISCOUNT. The Notes will be subject to the original issue discount provisions of Section 1273 of the Internal Revenue Code of 1986, as amended. If the Notes are determined to have been issued with original issue discount, a holder would be required to include a portion of such original issue discount in gross income in each year, or portion thereof, during which such holder held a Note, even though no cash payment with respect to such original issue discount would have been received. The Treasury Regulations under Section 1273 require the Company and the purchasers of the Notes to make certain joint determines concerning original issue discount. The Company will use its best efforts to provide the holders of the Notes with its allocation of the purchase price of the Securities among the Notes and the Warrants within thirty (30) days following the Closing. The Company and the purchasers of the Securities agree to cooperate in determining the amount of original issue discount attributable to the Notes and in reporting such discount on their respective tax returns.

         20. PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         21. BUSINESS DAYS. Should any installment of the principal of or interest on any Note become due and payable upon a day other than a day on which national banks located in Texas, are open for the conduct of banking business, the maturity thereof shall be extended to the next succeeding day upon which such banks are open for the conduct of banking business and, in the case of an installment of principal, interest shall be payable thereon at the rate per annum specified in such Note during such extension.

         22. HEADINGS. The headings of the various sections and subsections hereof have been inserted for convenience of reference only and shall not be deemed to in any way modify any of the terms or provisions hereof.

         23. COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy, in which event all of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         If the foregoing is in accordance with your understanding, please sign the form of confirmation and acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon this Agreement shall be a binding agreement between you and the Company.

                                        Very truly yours,

                                        EARTHCARE COMPANY


                                        By:
                                            --------------------------------
                                                Harry Habets, President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written



----------------------------
Donald F. Moorehead


----------------------------
Raymond M. Cash


----------------------------
Thomas P. Hughes


Founders Equity Group


By
  -------------------------


---------------------------
George O. Moorehead

                                   SCHEDULE 1

                             Schedule of Purchasers

                                    Principal
                                    Amount of

Name and Address                                                 Notes
----------------                                             ------------

Donald F. Moorehead                                           $ 9,000,000
Highland Holdings, Inc.
15301 Spectrum Drive, Suite 390
Addison, Texas 75001

Cash Family Limited Partnership
Raymond M. Cash                                                 7,500,000
2300 Long Road
Ballground, Georgia 30107

Founders Equity Group                                           1,000,000
2602 McKinney, Suite 220
Dallas, Texas 75204

Thomas P. Hughes                                                1,000,000
Auto, Inc.
P.O. Box 3327
Pinehurst, North Carolina 28374

George O. Moorehead                                             1,500,000
                                                              -----------
5339 E. Lafayette Blvd                                        $20,000,000
Phoenix, Arizona 85018